UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 ________________________________
Form 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 Date of Report (Date of earliest event reported): August 22, 2005
Dollar Financial Corp. (Exact name of registrant as specified in charter)
Not Applicable (Former name or former address, if changed since last report)
DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	000-50866 (Commission file number)	23-2636866 (I.R.S. Employer Identification Number)
1436 Lancaster Avenue, Suite 310, Berwyn, Pennsylvania (Address of principal executive offices)	19312 (Zip Code)
610-296-3400 (Registrant’s telephone number, including area code)
Dollar Financial Group, Inc. (Exact name of registrant as specified in charter)
Not Applicable (Former name or former address, if changed since last report)
NEW YORK (State or Other Jurisdiction of Incorporation or Organization)	333-18221 (Commission file number)	13-2997911 (I.R.S. Employer Identification Number)
1436 Lancaster Avenue, Suite 310, Berwyn, Pennsylvania (Address of principal executive offices)	19312 (Zip Code)
610-296-3400 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K is filed by Dollar Financial Corp., a Delaware corporation ("Corp"), pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and by the Corp’s wholly-owned subsidiary, Dollar Financial Group, Inc., a New York corporation (the “Company”), pursuant to Section 15(d) of the Exchange Act.

Item 1.01. Entry Into a Material Definitive Agreement.

On August 22, 2005, the Company entered into an amendment (the “Amendment”) of its Marketing and Servicing Agreement (the “Agreement”) with First Bank of Delaware (“First Bank”) dated October 18, 2002, as previously amended. The Amendment establishes the Company as First Bank’s marketer and servicer for certain installment loans and establishes the compensation payable by First Bank to the Company with respect to the Company’s services related to such loans. In addition, the Amendment restricts First Bank’s ability to contract for the distribution or servicing of short-term loans or installment loans with any business located near certain stores, franchisees or affiliates of the Company. The Amendment will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the fiscal quarter ending September 30, 2005, with portions omitted and filed separately in unredacted form with the Secretary of the Securities and Exchange Commission pursuant to a request for confidential treatment.

Neither the Company nor any of its affiliates has any material relationship with First Bank other than the Agreement, as amended.

Item 9.01 – Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements of Businesses Acquired: None
(b)	Pro Forma Financial Information: None
(c)	Exhibits: None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLLAR FINANCIAL CORP.

Date: August 26, 2005	By:/s/ Randy Underwood

Randy Underwood

Executive Vice President and Chief

Financial Officer

DOLLAR FINANCIAL GROUP, INC.

Date: August 26, 2005	By: /s/ Randy Underwood

Randy Underwood

Executive Vice President and Chief

Financial Officer